Exhibit 1.1

             Shares

DAYTON SUPERIOR CORPORATION

COMMON STOCK, $0.01 PAR VALUE PER SHARE

[FORM OF]

UNDERWRITING AGREEMENT

                 , 2006

               , 2006

ROBERT W. BAIRD & CO. INCORPORATED

CIBC WORLD MARKETS CORP.

KEYBANC CAPITAL MARKETS, A DIVISION OF MCDONALD
INVESTMENTS, INC.

BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW,
INC.

As Representative of the Several Underwriters

Identified in Schedule I Annexed Hereto

c/o Robert W. Baird & Co. Incorporated

227 West Monroe Street

Suite 2100

Chicago, IL  60606

Ladies and Gentlemen:

Dayton Superior Corporation, a Delaware corporation (“New Dayton”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”)                    shares of the Common Stock, $0.01 par value per share, of New Dayton (the “Firm Shares”).

New Dayton also proposes to issue and sell to the several Underwriters up to an additional                          shares of Common Stock, $0.01 par value per share, of New Dayton (the “Additional Shares”), if and to the extent that you, Robert W. Baird & Co. Incorporated (“Baird” or the “Manager”), as manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, $0.01 par value per share, of New Dayton to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

It is understood that the Shares are being issued in connection with the redomestication of Dayton Superior Corporation, an Ohio Corporation (“Dayton”), from a corporation organized under the laws of the State of Ohio into a corporation organized under the laws of the State of Delaware by merging Dayton into its wholly-owned subsidiary New Dayton, with New Dayton as the surviving entity (the “Merger”), pursuant to the plan of merger dated December 11, 2006, 2006 (the “Plan of Merger”), between Dayton and New Dayton, as approved by the Board of Directors of Dayton on November 30, 2006 and the Board of Directors of New Dayton on December 8, 2006. Upon the effectiveness of the merger contemplated by the Plan of Merger, the then outstanding shares of common stock of Dayton will be cancelled, and the holders of such shares will be entitled to receive, in exchange for such shares, shares of common stock of New Dayton. As used herein, the “Company” refers to (i) Dayton prior to the effectiveness of the Merger and (ii) New Dayton after the effectiveness of the Merger.

The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (registration no. 333-137785), including a form of prospectus, relating to the Shares. The registration statement, as of any time, including the exhibits and documents filed as part thereof and information contained in the prospectus filed as part of the registration statement pursuant to Rule 424 or otherwise deemed to be part of the registration statement pursuant to Rule 430A or 430C under the Securities Act, is hereinafter referred to as the “Registration Statement” as of such time. The “Registration Statement” without reference to a time means the Registration Statement as of the time it is declared effective by the Commission. If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company will promptly after the date of this Agreement file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Act a final prospectus (in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act. The term “Preliminary Prospectus,” as of any time, means any preliminary form of prospectus included in the Registration Statement immediately prior to such time or filed with the Commission pursuant to Rule 424(a) under the Securities Act at such time, that omits certain information as permitted by Rule 430A(a). The “Preliminary Prospectus” without reference to a time means the Preliminary Prospectus included in the Registration Statement or deemed a part of the Registration Statement pursuant to Rule 430A under the Securities Act immediately prior to the Time of Sale (as defined below).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Permitted Free Writing Prospectus” means each free writing prospectus, if any, identified in Schedule II hereto; “Time of Sale Prospectus” means the Preliminary Prospectus, together with each Permitted Free Writing Prospectus identified in Schedule III hereto, and other information conveyed to purchasers of the Shares at or prior to the Time of Sale as set forth in Schedule III hereto; “Time of Sale” means     :      p.m. (Central Time) on the date of this Agreement; “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act; and “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act.

The Company has also prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Common Stock under Section 12(b) of the Exchange Act.

1.             Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters on the date hereof that:

(a)           The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)           (i) The Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations thereunder; (iii) the Preliminary Prospectus furnished to the Underwriters for delivery to prospective investors and filed as part of the Registration Statement complied in all material respects with the Securities Act (including without limitation the requirements of Section 10 of the Securities Act) and did not contain any untrue statement of a material fact or omit to state a material fact, other than information permitted to be omitted pursuant to Rule 430A, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Time of Sale Prospectus does not, and at the Time of Sale, at the Closing Date (as defined in Section 4) and, if applicable, each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433 under the Securities Act; (vi) each bona fide electronic road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, at the Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), if any, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Permitted

Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the statements contained in the table below the first paragraph and the fourth, fifth, sixth, eleventh, twelfth and thirteenth paragraphs of the “Underwriting” section of the Preliminary Prospectus.

(c)           Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus and/or the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of Baird, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Manager before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; in the case of any bona fide electronic road shows the Company has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act.

(d)           At the time of the initial filing of the Registration Statement and on the date of this Agreement, the Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e)           The Shares are approved for listing on the NASDAQ Global Market (“NASDAQ”), subject to notice of issuance.

(f)            New Dayton has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise) or results of operation of New Dayton and its subsidiaries, taken as a whole (a “material adverse effect”). Dayton was, until immediately prior to the Effective Time (as defined in the Plan of Merger), validly existing as a corporation in good standing under the laws of the State of Ohio and had the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and was duly qualified to transact business and was in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property required such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have had a material adverse effect.

(g)           Except as disclosed in the Time of Sale Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect (i) each subsidiary of the Company has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and (ii) all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims (collectively, “Liens”), except for such Liens arising under the Company’s debt financing agreements (“Existing Liens”). All of the subsidiaries of Dayton prior to the Effective Time (other than New Dayton) will become subsidiaries of New Dayton upon the effectiveness of the Merger (the “Effective Time”).

(h)           This Agreement has been duly authorized, executed and delivered by the Company.

(i)            The authorized and outstanding capitalization of New Dayton is as set forth in the Time of Sale Prospectus, subject to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Time of Sale Prospectus, as the case may be, and the grant of options under existing stock option plans described in the Time of Sale Prospectus. The authorized capital stock of New Dayton conforms in all material respects and will conform in all material respects as to legal matters to the description thereof contained in the Time of Sale Prospectus.

(j)            Except as disclosed in the Time of Sale Prospectus, the shares of capital stock outstanding of the Company prior to the issuance of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.

(k)           The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l)            Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will result in a breach or violation of any of the terms and provisions of, or constitute a default under (assuming compliance with all “Blue Sky” laws) (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any of its subsidiaries; (ii) the articles or certificate of incorporation or bylaws of the Company or any of their subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound, except, in the case of clauses (i) and (iii), for any breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(m)          No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the Company’s shareholders, is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act and the Exchange Act, each of which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the NASD Conduct Rules, (iv) the filing of the Prospectus and any free writing prospectus with the Commission and (v) the filing of the certificate of merger in connection with the consummation of the Merger.

(n)           Except as disclosed in the Time of Sale Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated against or affecting the Company, any of its subsidiaries or any of their respective properties which, if resolved adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(o)           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)           The financial statements included in the Registration Statement and the Time of Sale Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the selected and summary financial data contained in the Registration Statement and the Time of Sale Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company. The historical information contained in the pro forma condensed consolidated financial statements and the related notes thereto included under the caption “Unaudited Pro Forma Condensed Consolidated Financial Information” in the Time of Sale Prospectus have been prepared on a basis consistent with that of the historical financial statements of the Company, and the pro forma adjustments specified therein give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Securities Act, except as expressly stated therein and other than with respect to the periods presented.

(q)           All statistical or market-related data included in the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(r)            Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) to their knowledge have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(s)           Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t)            Subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, (i) there has not occurred any material adverse change, or any development of which the Company is aware which would reasonably be expected to have a material adverse effect, in the assets, business, condition (financial or otherwise), management, operations or earnings of the Company and its subsidiaries, taken as a whole; (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on their capital stock; (iv) there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries and (v) neither the Company nor any of its subsidiaries have sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as described in the Time of Sale Prospectus.

(u)           Except as disclosed in the Time of Sale Prospectus and except for Existing Liens, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens~~,~~ except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(v)           Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries own,  possess or reasonably believe they can acquire on reasonable terms all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information (collectively, the “Intellectual Property”) necessary for the conduct of, or material to, its business. To the knowledge of the Company, neither the Company nor any of its subsidiaries have infringed or is infringing the intellectual property of any third party, and neither the Company nor any of its subsidiaries have received any notice of a claim by a third party to the contrary except for such infringement as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(w)          Except as disclosed in the Time of Sale Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists~~,~~ or, to the knowledge of the Company, is imminent that would individually or in the aggregate, reasonably be expected to have a material adverse effect.

(x)            The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate for the businesses in which they are engaged and neither the Company nor any of its subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

(y)           Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries possess all certificates, licenses, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, license, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(z)            Except as disclosed in the Time of Sale Prospectus, the Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act. The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and is effective in performing the functions for which it was established. Except as described in the Time of Sale Prospectus, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (ii) any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)         Except as disclosed in the Time of Sale Prospectus, since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(bb)         Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries maintain disclosure controls and procedures (as defined as Rule 13a-15 of the Exchange Act) designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder.

(cc)         All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed through the date hereof, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid (other than those being contested in good faith and for which adequate reserves have been provided), except where the failure to so file such returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a material adverse effect or except as disclosed in the Time of Sale Prospectus.

(dd)         Neither the Company nor any of its subsidiaries has taken any action, directly or to the knowledge of the Company indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and its subsidiaries have instituted and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)         Except as described in the Time of Sale Prospectus or pursuant to the Merger, neither Dayton or New Dayton have not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff)           Deloitte & Touche LLP, who have certified the consolidated financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(gg)         Each employee benefit plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”), except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA that would, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(hh)         Neither the Company nor its subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii)           The Plan of Merger has been duly authorized, executed, and delivered by each of Dayton and New Dayton; has been duly adopted by (A) the required vote of the Board of Directors of Dayton, (B) the required vote of Dayton’s stockholders and (C) the required vote of the Board of Directors of New Dayton, and has not been rescinded, amended or otherwise withdrawn; and constitutes a legal, valid and binding instrument enforceable against Dayton and New Dayton in accordance with its terms. Pursuant Section 259(a) of the General Corporation Law of the State of Delaware and Section 1701.82 of the General Corporation Law of the State of Ohio, upon consummation of the Merger, New Dayton shall obtain all the rights, privileges, powers and franchises of Dayton at the time of the Merger, and all debts, liabilities and duties of Dayton at such time shall attach to New Dayton and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. The Plan of Merger conforms in all material respects to the applicable requirements of General Corporation Law of the State of Delaware and the Ohio General Corporation Law.

(jj)           The Company files reports pursuant to the indentures governing its 10% Senior Notes due 2008 and 13% Senior Subordinated Notes due 2013 with the Commission voluntarily in accordance with Section 15(d) of the Exchange Act..

2.             Agreements to Sell and Purchase. Upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, New Dayton hereby agrees to issue and sell the Firm Shares to the several Underwriters at a price of $               per share (the “Purchase Price”), and each Underwriter agrees, severally and not jointly, to purchase from New Dayton at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Manager may determine) set forth opposite the name of such Underwriter set forth in Schedule I hereto.

Moreover, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, New Dayton hereby agrees to issue and sell up to                              Additional Shares to the Underwriters at the Purchase Price and the Underwriters shall have the right (but not the obligation) to purchase, severally and not jointly, up to the Additional Shares at the Purchase Price. For 30 days after the date of this Agreement, the Manager may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased by the Underwriters solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Manager may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of

Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.             Terms of Public Offering. New Dayton is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the Manager’s judgment is advisable. New Dayton is further advised by the Manager that the Shares are to be offered to the public initially at $          per share (the “Public Offering Price”) and to certain dealers selected by the Manager at a price that represents a concession not in excess of $         per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow a concession, not in excess of $         per share, to any Underwriter or to certain other dealers.

4.             Payment and Delivery. Payment for the Firm Shares to be sold by New Dayton shall be made to New Dayton in Federal or other funds immediately available in Chicago against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on                 , 200   , or at such other time on the same or such other date, not later than                 , 200   , as shall be designated in writing by the Manager. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to New Dayton in Federal or other funds immediately available in Chicago against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than                 , 200   , as shall be designated in writing by the Manager.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Manager shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Manager on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.             Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company contained in this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Company has performed its obligations required to be performed prior to the Closing Date and the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any:

(i)            there shall not have occurred any downgrading, nor shall any public notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)           there shall not have occurred any change, or any development which would reasonably be expected to have a material adverse effect, in the assets, business, condition (financial or otherwise), management, operations, earnings of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Manager’s good faith judgment is material and adverse and that makes it, in the Manager’s good faith judgment impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by any two of the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be. The delivery of the certificate provided for in this Section 5(b) shall constitute a representation and warranty of the Company as to the statements made in such certificate.

(c)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion and negative assurance statement of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date or such Option Closing Date, substantially in the form of Exhibit B hereto.

(d)           The Underwriters shall have received on the Closing Date an opinion of Thompson Hine LLP, outside counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C hereto.

(e)           The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Alston & Bird LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, substantially in the form of Exhibit D hereto.

(f)            The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)           No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with in a manner reasonably satisfactory to the Manager.

(h)           The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Manager and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Manager on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)            The Shares shall have been approved for listing on NASDAQ.

(i)            Dayton and New Dayton, prior to or contemporaneously with the Closing Time, will take all actions the Plan of Merger requires to have occurred on or prior to the Effective Time (as defined in the Plan of Merger).

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Manager on the applicable Option Closing Date of such documents as the Manager may reasonably request, including certificates of officers of the Company, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional Shares.

6.             Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)           To furnish to the Manager upon request, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto), in each case, upon request and to furnish to the Manager in Chicago, Illinois, without charge, prior to 10:00 a.m. Central Time on the second business day after the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Manager may request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager reasonably objects.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           To advise the Manager promptly of any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible.

(f)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters and the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters and the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Shares may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)           If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Company will use commercially reasonable efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Manager promptly and, if requested by the Manager, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A or 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which New Dayton agrees to file in a timely manner in accordance with such Rules).

(i)            To file in a timely manner all reports and any proxy or information statements required to be filed by New Dayton with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(j)            Promptly to furnish such information or to take such action as the Manager may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Manager shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that New Dayton shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Manager of the receipt by New Dayton of any notification with respect to the suspension of the qualification of the

Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(k)           To make generally available to New Dayton’s security holders and to the Manager as soon as practicable an earning statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(l)            To use commercially reasonable efforts to cause the Shares to be listed on NASDAQ.

(m)          During the period beginning on the date of the Underwriting Agreement and continuing to and including 180 days after the date of the Prospectus, and without the prior written consent of Baird with the authorization to release the Company from its covenant contained in this Section 6(m) on behalf of the Underwriters, not to (1) to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell (including without limitation any short sale), grant any option, right or warrant to purchase, establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” (in each case as defined in Section 16 of the Exchange Act and the rules and regulations thereunder), lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (1) or (2) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (4) publicly announce an intention to effect any transaction specified in clause (1), (2) or (3). The restrictions contained in the preceding sentence shall not apply to (i) the Shares to be sold hereunder, (ii) grants or issuances upon the exercise of awards granted under any existing employee benefit plans, (iii) the filing of a registration statement on Form S-8 relating to shares of Common Stock issued under any existing employee benefit plans, (iv) the issuance of shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, or (v) the issuance of shares of Common Stock in connection with the acquisition of, or joint venture with, another company, provided that the recipient of such shares agrees in writing to be bound by the restrictions contained in this Section 6(m). Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issue an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Baird of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

(n)           To prepare, if the Manager so requests, a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(o)           To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(p)           Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q)           Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Time of Sale Prospectus or the Prospectus.

(r)            To maintain a transfer agent and, if necessary under the laws of the State of Delaware, a registrar for the Common Stock.

(s)           To apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

7.             Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 6(l) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on NASDAQ, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (it being understood that the Company will not be responsible for the Underwriters’ travel and lodging expenses), and one-half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, provided, however that the liability of the Company pursuant to clauses (iii), (iv) and (x) of this Section 7 shall not exceed $12,500 in the aggregate.

The Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 9 (b) hereof or because of any refusal, inability or failure on the part of the Company to perform any obligation or covenant hereunder or comply with any provision hereof (other than by reason of (i) a default by any of the Underwriters, (ii) termination of this Agreement pursuant to Section 9 hereof (other than Section 9(b)) or (iii) termination of this Agreement pursuant to Section 10), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Manager on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.

8.             Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that New Dayton has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act (it being understood and agreed that all such issuer free writing prospectuses and issuer information, as of the date hereof, have been listed on Schedule II to this Agreement), or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading; provided, however, that the Company shall not be liable under this Section 8(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who control the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that New Dayton has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act (it being understood and agreed that all such issuer free writing prospectuses and issuer information, as of the date hereof, have been listed on Schedule II to this Agreement), or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party or at the option of the indemnifying party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (based on advice of counsel to the indemnified party). It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, or (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Baird. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company, as appropriate. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by New Dayton and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, their officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.             Termination. The Underwriters may terminate this Agreement by notice given by the Manager to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Global Market, (b) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal, Illinois, Delaware or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (e) or (f), in the Manager’s judgment, is material and adverse and makes it, in the Manager’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

10.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Manager and New Dayton for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Free Writing Prospectus. Each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus within the meaning of Rule 433 under the Securities Act; any such free writing prospectus the use of which has been consented to by the Company is listed on Schedule II hereto.

13.           Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary

Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)           The Company acknowledges that in connection with the offering of the Shares:  (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14.           Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.           Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Manager in care of Robert W. Baird & Co. Incorporated, 227 West Monroe Street, Suite 2100, Chicago, Illinois 60606, Fax: (414) 765-3912, Attention: Steven G. Booth, with a copy to the Legal Department, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax: (414) 298-7800; and if to the Company shall be delivered, mailed or sent to Dayton Superior Corporation, 7777 Washington Village Drive, Suite 130, Dayton, Ohio 45459, Fax: (973) 428-9115, Attention: Edward J. Puisis with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York, Fax: (212) 751-4864, Attention: Kirk Davenport, Esq.

Very truly yours,

DAYTON SUPERIOR CORPORATION

By:
Name:
Title:

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED

CIBC WORLD MARKETS CORP.

KEYBANC CAPITAL MARKETS, A DIVISION OF MCDONALD
INVESTMENTS, INC.

BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW,
INC.

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto

By:	Robert W. Baird & Co. Incorporated

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased

Robert W. Baird & Co. Incorporated
CIBC World Markets Corp.
KeyBanc Capital Markets, a division of McDonald Investments, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

Total:

SCHEDULE II

Permitted Free Writing Prospectuses

1.                                       Bona fide electronic road show posted on [retailroadshow.com] on [                ].

2.                                       [identify all other free writing prospectuses filed by New Dayton under Rule 433(d) of the Securities Act]

SCHEDULE III

Time of Sale Prospectus

1.                                       Preliminary Prospectus dated

2.                                       Permitted Free Writing Prospectuses listed item 2 of Schedule II

3.                                       Orally communicated pricing information to be included below on this Schedule II if a final term sheet is not used, including the following:

[Number of Shares to be Sold:

Offering size: $

Estimated net proceeds to New Dayton (after underwriting discounts and commissions and offering expenses): $

Price per share: $

Underwriting discount and commissions per share: $

Trade date:                         , 20

Closing date:                         , 20   ]

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EXHIBIT A

FORM OF LOCK-UP LETTER TO BE SIGNED BY OFFICERS, DIRECTORS AND
CERTAIN SHAREHOLDERS

[Attached]

December      , 2006

ROBERT W. BAIRD & CO. INCORPORATED
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird” or the “Manager”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Dayton Superior Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”) named therein, including the Managers, of the common stock, $0.01 par value, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell (including without limitation any short sale), grant any option, right or warrant to purchase, establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” (in each case as defined in Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)), lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, “Restricted Securities”), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other  Restricted Securities, in cash or otherwise, (3) cause the Company to file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (4) voluntarily announce an intention to effect any transaction specified in clause (1), (2) or (3) (it being understood that required filings under  Sections 13 or 16 of the Exchange Act are not voluntary).

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If (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the restricted period; then the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Baird to the Company (in accordance with the terms of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Baird that the restrictions imposed by this agreement have expired.

Notwithstanding the foregoing, the undersigned may transfer shares of the undersigned’s Common Stock: (1) as a bona fide gift or gifts; (2) by will or intestacy; (3) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (4) (A) to a member of the undersigned’s immediate family or (B) if such transfer occurs by operation of law, including without limitation, pursuant to a domestic relations order of a court of competent jurisdiction; (5) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above; (6) in connection with the exercise of stock options or warrants or securities convertible into or exchangeable for Common Stock outstanding on the date of the Prospectus (provided that the Common Stock issued upon such exercise is subject to the restrictions set forth herein); (7) if the undersigned is an executive officer or director of the Company, to the Company upon his or her death, disability or termination of employment; (8) to any limited partner, wholly-owned subsidiary or holder of equity interests of the undersigned; (9) to the Company in connection with the exchange or surrender of shares of Common Stock in satisfaction or payment of the exercise price of stock options, to satisfy any tax withholding obligations of the undersigned in respect of such option exercise or pursuant to the Management Stockholder’s Agreement described in the Prospectus (provided that the Common Stock issued upon such exercise is subject to the restrictions set forth herein); (10) acquired in open market transactions; or (11) if the undersigned is a corporation, to any wholly-owned subsidiary of such corporation; provided, however, in the case of any transfer pursuant to clauses (1) (other than bona fide gifts to charitable organizations), (2), (3), (4), (5), (6), (8) or (11), (A) it shall be a condition to the transfer that such donee or transferee execute an agreement stating that such donee or transferee is receiving and holding the Common Stock subject to the provisions of this agreement, and (B) any such transfer shall not involve a disposition for value. For purposes of this agreement, “immediate family” shall mean the spouse, children, parents, grandchildren or grandparents of the undersigned.

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The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock during the Restricted Period except in compliance with the foregoing restrictions and exceptions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. If the Underwriting Agreement (1) is not executed prior to January 31, 2007 or (2) shall terminate (other than the provisions thereof that survive termination) or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this agreement

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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